As Filed with the Securities and Exchange Commission on September
28, 1999 Registration No.
================================================================




               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ----------------------

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   MAXICARE HEALTH PLANS, INC.
                   ---------------------------

     (Exact name of registrant as specified in its charter)

       DELAWARE                               95-3615709
       --------                               ----------
(State or other jurisdiction               (I.R.S. Employer
 of incorporation or                        Identification No.)
 organization)

                   1149 South Broadway Street
                  Los Angeles, California 90015
                            (213) 765-2000





                  ----------------------------
               (Address of principal executive offices)


       MAXICARE HEALTH PLANS, INC. 1999 STOCK OPTION PLAN
- ----------------------------------------------------------------
                      (Full title of plan)

                         RICHARD A. LINK
                     Chief Operating Officer
                     Chief Financial Officer
                   Maxicare Health Plans, Inc.
                   1149 South Broadway Street
                 Los Angeles, California  90015
                 ------------------------------
             (Name and address of agent for service)

                         (213) 765-2000
   ------------------------------------------------------------
   (Telephone number, including area code, of agent for service)


                               Copy to:
                         Barry L. Burten, Esq.
                 Jeffer, Mangels, Butler & Marmaro LLP
                 2121 Avenue of the Stars, 10th Floor
                     Los Angeles, California 90067
                            (310) 203-8080


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line:
[X]


                    CALCULATION OF REGISTRATION FEE
========================================================================
                                   Proposed      Proposed
                                   Maximum       Maximum
                       Amount      Offering      Aggregate    Amount of
Title of Securities    to be       Price Per     Offering   Registration
to be Registered     Registered*    Share**      Price**         Fee
- ------------------------------------------------------------------------

Common Stock
($.01 par value)       750,000      $4.57      $3,427,500    $952.85
========================================================================

      * This Registration Statement also includes an indeterminable number of additional shares that may become issuable, pursuant to the antidilution adjustment provisions of the Maxicare Health Plans, Inc. 1999 Stock Option Plan.

     ** Amounts in these columns have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457 (h) and Rule 457 (c) these amounts have been computed on the basis of the average of the high and low prices for the Registrant's Common Stock as reported by the Nasdaq Stock Market on September 24,1999.

                         EXPLANATORY NOTE

This Registration Statement on Form S-8 includes a Prospectus, prepared in accordance with the requirements of Form S-3, which, pursuant to General Instruction C of Form S-8, may be delivered in connection with the offer and sale by certain officers and directors of the Registrant who may be deemed "affiliates" of the Registrant, as that term is defined under Rule 405 of the Securities Act of 1933, as amended of the Registrant's Common Stock registered pursuant to such Registration Statement on Form S-8 and certain other shares of the Registrant's Common Stock issuable in connection with other employee benefit plans.


                     ------------------------


        Approximate date of commencement of sale to public:
From  time  to  time   after  the  Registration  Statement  becomes
effective.


                     ------------------------

                              Part I
                              ------


       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*

Item 2. Registrant   Information    and    Employee   Plan   Annual
        Information.*

* Information required by Part I to be contained in the section 10(a) Prospectus has been omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Note to Part I of Form S-8. Documents containing the information specified in this
   Part I will be sent or given to holders of options under the Maxicare Health Plans, Inc. 1999 Stock Option Plan.

PROSPECTUS               1,386,467 Shares

                    MAXICARE HEALTH PLANS, INC.

                           Common Stock

                     $ .01 par value per share



This Prospectus covers the reoffer and resale by executive officers and directors of Maxicare Health Plans, Inc. of up to 1,381,467 shares of Common Stock of Maxicare Health Plans, Inc. which have been issued or which may be issued in the future upon exercise of options under the Maxicare Health Plan, Inc. 1990, 1995 or 1999 Stock Option Plan or the Maxicare Health Plans, Inc. Outside Directors 1996 Formula Stock Option Plan.

The Common Stock is quoted on The Nasdaq National Market System under the trading symbol MAXI.

The Common Stock may be offered for sale from time to time in the market or in privately negotiated transactions. Maxicare Health Plans, Inc. will not receive any proceeds from the sale of these shares of Common Stock.



                       --------------------


NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        -------------------


The date of this Prospectus is September 28, 1999.

                         TABLE OF CONTENTS


                                                             PAGE

WHERE YOU CAN FIND MORE INFORMATION.........................   3


THE COMPANY.................................................   4


SELLING STOCKHOLDERS........................................   4


PLAN OF DISTRIBUTION........................................   7


EXPERTS AND COUNSEL.........................................   7


USE OF PROCEEDS.............................................   8


INDEMNIFICATION OF DIRECTORS AND OFFICERS...................   8

                WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's home page located at (http://www.sec.gov) or you may read and copy any document at the SEC Public Reference Rooms located at:

    450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549-1004;

    CitiCorp Center  500  W.  Madison  Street  Suite 1400, Chicago,
    Illinois 60661; and

    7 World Trade Center 13th Floor New York, New York 10048

Please call the SEC at 1-800-732-0330 for more information about the public reference rooms and requesting documents.

The SEC allows us to "incorporate by reference" in this prospectus the information we file with them, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act:

1. Our Proxy Statement for the Annual Meeting of Stockholders held on June 30, 1999;

2.  Our Quarterly Reports for the quarters ended March 31, 1999 and
    June 30, 1999;

3.  Our Annual Report on Form 10-K  for the year ended December 31,
    1998;

4. "Description of Holdings Capital Stock" contained in our registration statement on Form 10 filed on January 17, 1991.

You may request a copy of any or all of these filings, free of charge, by writing or telephoning us at the following address:

    Maxicare Health Plans, Inc.
    1149 South Broadway Street
    Los Angeles, CA  90015
    (213) 765-2000

You may also direct your requests via e-mail to JWhite@Maxicare.com.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any other date than the date on the front of those documents.

                            THE COMPANY


Maxicare Health Plans, Inc., is a holding company which owns various subsidiaries, primarily in the field of managed health care. We own and operate three health maintenance organizations in California, Indiana and Louisiana. We also operate Maxicare Life and Health Insurance Company and HealthAmerica Corporation. Through these subsidiaries, we offer an array of employee benefit packages, including group HMO, Medicaid and Medicare HMO, preferred provider organization, point of service, group life and accidental death and dismemberment insurance, administrative services only programs, wellness programs and other services and products.

                       SELLING STOCKHOLDERS


This prospectus relates to the possible offer and sale of shares acquired by the Selling Stockholders named below through the exercise of the options granted under our 1990, 1995 and 1999 Stock Option Plans and our Outside Directors 1996 Formula Stock Option Plan. Each of the Selling Stockholders is an employee or director of the Company or one of its subsidiaries. The following table sets forth the names of such employees and directors who may be Selling Stockholders from time to time, along with the number of shares of Common Stock available that they can acquire through the Plan and the number of shares offered for sale hereby. The address for each Selling Stockholder is c/o Maxicare Health Plans, Inc., 1149 South Broadway Street, Los Angeles, California 90015. The number of shares offered for sale by such individuals may be updated in supplements to this Prospectus, which will be filed with the SEC in accordance with Rule 424(b) under the Securities Act of 1933, as amended, as may be necessary.

                              Number of Options to Purchase Common Stock
                                          Pursuant to Grants
                                                                               TOTAL         % OF
                               1990      1995      1999         OUTSIDE      SHARES OF    COMMON STOCK   COMMON STOCK
NAME AND                       STOCK     STOCK     STOCK       DIRECTORS    COMMON STOCK  BENEFICIALLY   BENEFICIALLY
RELATIONSHIP                   OPTION    OPTION    OPTION    1996 FORMULA   INCLUDED IN   OWNED AFTER    OWNED AFTER
TO COMPANY                     PLAN (1)  PLAN (1)  PLAN (1)    PLAN  (1)     PROSPECTUS   OFFERING (2)    OFFERING(3)
Paul R. Dupee, Jr.
Chairman of the Board
Chief Executive Officer                                              5,000         5,000    662,000 (4)          3.7%

Richard A. Link
Chief Operating Officer,
Chief Financial Officer
Executive Vice President -
Finance and Administration     55,000   165,000                                  220,000    123,359 (5)           *

Alan D. Bloom,
Senior Vice President,
Secretary and General
Counsel                         2,500    22,500                                   25,000     13,744 (6)           *

Patricia A. Fitzpatrick
Treasurer                       6,667    17,500                                   24,167     15,857 (7)           *

Warren D. Foon,
Vice President and
General Manager, Maxicare      25,000    75,000                                  100,000     70,031 (8)           *

Sanford N. Lewis
Vice President -
Administrative Services         5,800    45,000                                   50,800     34,220 (9)           *

Vicki F. Perry
Vice President and
General Manager,
Maxicare Indiana, Inc.         52,500    45,000                                   97,500     81,113 (10)          *

George H. Bigelow,
Director                                                                                      1,000               *

Claude S. Brinegar,
Director                                                           20,000         20,000     24,000 (11)          *

Florence F. Courtright
Director                                                           20,000         20,000     20,000 (11)          *

Robert M. Davies,
Director                                                            5,000          5,000     15,000 (12)          *

Thomas W. Field, Jr.,





Director                                                           20,000         20,000     30,000 (11)          *

Elwood I. Kleaver
Director                                 24,000                     5,000         29,000     55,839 (13)          *

Charles E. Lewis,
Director                                                           20,000         20,000     20,018 (11)          *

Simon J. Whitmey,
Director                                                                                        0                 *



     *  Indicates less than one percent (1%).








    (1) No options have been granted to date  under  the  1999  Plan.  Options granted under the 1990, 1995, 1999
Stock Option Plans and the Outside Directors 1996 Formula  Plan shall vest and become exercisable pursuant to the specific terms and conditions of the agreements underlying such stock option grants.

    (2) In setting forth "beneficial" ownership, the rules of the Securities and Exchange Commission require that shares underlying currently exercisable options, including options  which become exercisable within 60 days, held by a described person be treated as "beneficially" owned  and further require that every person who has or shares the power to vote or to dispose of shares of stock  be reported as a "beneficial" owner of all shares as to which any such sole or shared power exists.  As a  consequence, shares which are not yet outstanding are, if obtainable upon exercise of an option which is exercisable  or  will become exercisable within sixty (60) days, nevertheless treated as "beneficially"  owned  by  the  designated  person,  and  several  persons  may  be  deemed  to be the
"beneficial" owners of the same securities if they share the power to vote or dispose of them.

    (3) Assumes 17,925,381 shares of Common Stock outstanding,  and with respect to each listed beneficial owner,
(i) the exercise or conversion of any option or  right  held by each such owner exercisable or convertible within
60 days, and (ii) the exercise or conversion  of  any  option  or  right held by each such owner included in this prospectus.

    (4) Includes 5,000 shares which  are  subject  to  options  which  are  currently  exercisable or will become exercisable within 60 days.

    (5) Includes 123,333 shares which are  subject  to  options  which  are  currently exercisable or will become exercisable within 60 days.

    (6) Includes 13,333 shares which  are  subject  to  options  which  are  currently exercisable or will become exercisable within 60 days.

    (7) Includes 15,833 shares which  are  subject  to  options  which  are  currently exercisable or will become exercisable with 60 days.

    (8) Includes 70,000 shares which  are  subject  to  options  which  are  currently exercisable or will become exercisable within 60 days.

    (9) Includes 34,133 shares which  are  subject  to  options  which  are  currently exercisable or will become exercisable with 60 days.

   (10) Includes 80,833 shares which  are  subject  to  options  which  are  currently exercisable or will become exercisable with 60 days.

   (11) Includes 20,000 shares which  are  subject  to  options  which  are  currently exercisable or will become exercisable within 60 days.

   (12) Includes 5,000 shares which  are  subject  to  options  which  are  currently  exercisable or will become exercisable within 60 days.

   (13) Includes 29,000 shares which  are  subject  to  options  which  are  currently exercisable or will become exercisable within 60 days.








                       PLAN OF DISTRIBUTION


The  Selling  Stockholders  may   sell   shares  pursuant  to  this
Prospectus from time to time in transactions (including one or more brokerage transactions)  or  in  one  or  more privately negotiated transactions.  The price of each sale may be made at (1) the market price prevailing at the time  of  the  sale, (2) a price related to such prevailing market price, (3) a negotiated price or (4) a fixed price.  We will not receive  any  of  the proceeds from the sale of these shares.

These shares may be  offered  and  sold  from  time  to time in any manner permitted by law.  The shares may be sold directly to one or
more purchasers.    The  shares  may  also  be  sold  to or through
underwriters, brokers,  dealers  or  agents.    These underwriters,
brokers, dealers or agents may  receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of shares for  whom  they  may act as agent or to whom they may sell as principal, or both.

In  order  to  comply  with   certain  state  securities  laws,  if
applicable, these shares will  be  sold  only through registered or licensed brokers or dealers.

Under applicable rules and  regulations  under  the Exchange Act of
1934, as amended, any  person  engaged  in  a distribution of these shares may not  simultaneously  engage  in  certain activities with
respect  to  such  shares   prior   to  the  commencement  of  such
distribution.  In addition to,  and without limiting the foregoing, each of the Selling Stockholders and any other person participating in a distribution will be  subject  to the applicable provisions of the Exchange Act.

                        EXPERTS AND COUNSEL

Ernst  &  Young  LLP,   independent   auditors,  have  audited  our
consolidated financial  statements  and  schedules  included in our
Annual report on form 10-K for the year ended December 31, 1998, as set forth in their  report,  which  is incorporated by reference in this prospectus and elsewhere  in  the registration statement.  Our financial statements and schedules are incorporated by reference in reliance on Ernst & young LLP's report, given on their authority as experts in accounting and auditing.

No expert named in the Registration Statement as having prepared or certified any part thereof or our counsel named as having given an opinion on the validity of the securities registered or other legal matters in connection with the registration or offering of such securities was employed for such purpose on a contingent basis. No expert or counsel had or is to receive a substantial direct or indirect interest in us or any of our subsidiaries in connection with the offering. No expert or counsel was connected to us or our subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

                          USE OF PROCEEDS


We are not able  to  predict  when,  if  ever,  any or all of these
shares will be offered or sold.   Therefore, we cannot estimate the
net proceeds from the sale  of  these  shares.  We will not receive any of the proceeds from such sale.

             INDEMNIFICATION OF DIRECTORS AND OFFICERS


Our  Certificate   of   Incorporation   and   Bylaws   provide  for
indemnification of our officers  and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably  believed  to  be  in,  and  not  opposed,  to  the best interests of Maxicare Health  Plans,  Inc. and its subsidiaries and in  which,  with  respect  to  criminal  proceedings,  they  had no reasonable cause to believe their conduct was unlawful. There is no limit regarding  their  liability  for  breaches  of  (1) duty, (2)
loyalty, (3) acts  or  omissions  not  in  good  faith or involving intentional misconduct or  knowing  violation  of  the law, (4) the unlawful purchase or  redemption  of  stock  or payment of unlawful dividends or (5) the receipt of improper personal benefits.  We may also indemnify employees and others  at the discretion of our Board
of Directors.   Such  indemnification    must  be authorized by our
Board of Directors. The  indemnification provisions of the Delaware
General Corporation Law ("DGCL") make mandatory the indemnification of a director or officer to the extent that the director or officer has been "successful  on  the  merits  or otherwise," thus possibly requiring indemnification of settlements in certain instances.  The
DGCL also provides that a director or officer may be indemnified by the corporation for  expenses  of  a  derivative  suit even if such director or officer is not  successful on the merits, provided such director or officer acted in good  faith and in a manner reasonably believed to be in  or  not  opposed  to  the  best interests of the corporation, subject, in the case  of an adverse judgment, to court approval.

Article Eighth of our Certificate of Incorporation requires that we provide indemnification for our directors and officers to the fullest extent allowable under Delaware law. This may include indemnification against liabilities under the Securities Act of 1933, and may limit the liability of directors and officers to us or our shareholders, unless the director or officer fail to meet the prescribed standard of conduct.

We have insurance covering expenditures that might arise in connection with our lawful indemnification of our directors and officers for certain liabilities and expenses. Our directors and officers also have the benefit of insurance against certain other liabilities and expenses. We have also entered into employment and indemnification agreements with certain of our officers which provide for indemnification to the fullest extent permitted by law against any liabilities and expenses.








                              Part II
                              -------


        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The  Registrant  hereby  incorporates  by  reference  the
          following documents: (i) the Registrant's Proxy Statement
          for Annual Meeting of Stockholders held on June 30, 1999;
          (ii) the Registrant's Quarterly  Reports on Form 10-Q for
          the quarterly periods ended  March  31, 1999 and June 30,
          1999; (iii) the Registrant's  Annual Report on Form 10-K,
          for  the  year   ended   December   31,  1998;  (iv)  the
          description of the Registrant's  Common Stock included in
          the Registrant's Registration Statement on Form 10, (File
          No. 012024) filed  January  17,  1991.   In addition, all
          documents subsequently filed  by  the Registrant pursuant
          to sections 13(a), 13(c),  14  and  15(d) of the Exchange
          Act, prior to the filing of a post-effective amendment to
          the  Registration  Statement  which  indicates  that  all
          securities  offered  hereby  have   been  sold  or  which
          deregisters all  such  securities  then remaining unsold,
          shall be deemed  to  be  incorporated by reference herein
          and to be a part hereof  from  the date of filing of such
          documents except as to  any  portion of any future Annual
          or Quarterly Report to  Stockholders  which is not deemed
          to be filed under said provisions.  Any statement made in
          a document  incorporated  by  reference  herein  shall be
          deemed to be modified or  superseded for purposes of this
          Registration Statement to the  extent that such statement
          is replaced or  modified  by  a  statement contained in a
          subsequently dated document  incorporated by reference or
          contained in this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.








Item 6.   Indemnification of Directors and Officers.

          Under  Article  Eighth   of   the  Registrant's  Restated
          Certificate  of  Incorporation,  each  person  who  is  a
          director  or   officer   of   the   Registrant  shall  be
          indemnified  by  the  Registrant  to  the  fullest extent
          permitted by section 145 of the DGCL.

          Section 145(a)  of  the  DGCL  permits  a  corporation to
          indemnify any director, officer, employee or agent of the
          corporation  against   expenses,   judgments,  fines  and
          amounts paid in settlement or  incurred  by him or her in
          connection with any proceeding arising  out of his or her
          status as director,  officer,  employee  or agent if such
          person acted in good  faith  and  in  a  manner he or she
          reasonably believed to be in  or  not opposed to the best
          interests of the  corporation,  and,  with respect to any
          criminal action, had no  reasonable  cause to believe his
          or her conduct was unlawful.    To the extent that such a
          person has been successful in  defense of any such action
          or claim, section 145(c) provides that he or she shall be
          indemnified against expenses  incurred  by  him or her in
          connection therewith.

          Under section 145(e), a corporation also has the power to
          purchase  and  maintain   insurance   on  behalf  of  any
          director,  officer,   employee   or   agent  against  any
          liability arising  out  of  his  or  her  status as such,
          whether or not the  corporation  would  have the power to
          indemnify him or her against such liability.

          The  Registrant  maintains  an  Officers'  and Directors'
          Liability  Policy  insuring  its  officers  and directors
          against certain liabilities and expenses incurred by them
          in their capacities as  such, and insuring the Registrant
          under   certain   circumstances   to   the   extent  that
          indemnification payments are  made  by  the Registrant to
          such officers and directors.

          The   Registrant   has   entered   into   employment  and
          indemnification    agreements    (the    "Indemnification
          Agreements") with certain  of its officers (individually,
          an  "Indemnitee").      The   Indemnification  Agreements
          provide, among other  things,  for indemnification to the
          fullest extent  permitted  by  law  against  any  and all
          costs,    claims,    judgments,    fines,    settlements,
          liabilities, and fees or expenses (including attorney's






          fees) incurred in connection with any proceedings arising
          out of the  Indemnitee's  actions  or  in  actions in his
          capacity as an officer of  the  Registrant.  In the event
          the Indemnitee is no longer employed by the Registrant at
          the time  his  attendance  is  required  at  a proceeding
          pursuant to which he is  entitled to be indemnified, then
          the Indemnitee shall be entitled  to be paid a stipend in
          the amount of $1,000 per  day to reimburse the Indemnitee
          for all  reasonable  travel,  hotel  and  living expenses
          incurred by him in connection  with such attendance.  The
          Indemnification  Agreements   provide   for   the  prompt
          advancement of all  expenses  to  the  Indemnitee and for
          reimbursement to  Registrant  if  it  is  found that such
          Indemnitee is not entitled  to such indemnification under
          applicable law.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The Exhibits to the Registration Statement are listed in the Index to Exhibits elsewhere herein.

Item 9.   Undertakings.

          (a)    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales
                 are being made of the securities registered hereby, a post-effective amendment to this Registration
                 Statement:

                 (i)   To include any prospectus required by section
                       10(a)(3) of the Act;
                 (ii)  To reflect  in  the  Prospectus  any facts or
                       events arising  after  the  effective date of
                       the  Registration  Statement   (or  the  most
                       recent   post-effective   amendment  thereof)
                       which,  individually  or  in  the  aggregate,
                       represent  a   fundamental   change   in  the
                       information set  forth  in  this Registration
                       Statement;
                 (iii) To  include  any  material  information  with
                       respect  to  the  plan  of  distribution  not
                       previously disclosed in this Registration






Statement  or  any  material  change  to  such  information  in this
Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i)  and  (a)(1)(ii)  do  not apply if the information required to be included in a post-effective amendment by those paragraphs  is  contained  in  periodic  reports  filed by the
Registrant pursuant to section 13  or  section 15(d) of the Exchange
Act  that  are  incorporated   by  reference  in  this  Registration
Statement.

             (2) That, for the purpose  of determining any liability
                 under the Act,  each  such post-effective amendment
                 shall be deemed to  be a new registration statement
                 relating to the securities offered therein, and the
                 offering of such securities  at  that time shall be
                 deemed  to  be  the   initial  bona  fide  offering
                 thereof.

             (3) To remove from  registration  by  means  of a post-
                 effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)    The   undersigned    Registrant    hereby   further
                 undertakes that,  for  purposes  of determining any
                 liability  under  the  Act,   each  filing  of  the
                 Registrant's  Annual  Report  pursuant  to  section
                 13(a) or section 15(d) of  the Exchange Act that is
                 incorporated  by  reference   in  the  Registration
                 Statement shall be deemed  to be a new Registration
                 Statement  relating   to   the  securities  offered
                 therein, and  the  offering  of  such securities at
                 that time shall be  deemed  to  be the initial bona
                 fide offering thereof.

          (c)    Insofar as indemnification  for liabilities arising
                 under  the  Act  may  be  permitted  to  directors,
                 officers and controlling  persons of the Registrant
                 pursuant to the foregoing provisions, or otherwise,
                 the Registrant has been advised that in the opinion
                 of  the  Securities  and  Exchange  Commission such
                 indemnification  is   against   public   policy  as
                 expressed   in   the   Act   and   is,   therefore,
                 unenforceable.   In  the  event  that  a  claim for
                 indemnification  against  such  liabilities  (other
                 than the  payment  by  the  Registrant  of expenses
                 incurred or paid by a director, officer or








                 controlling  person  of   the   Registrant  in  the
                 successful  defense   of   any   action,   suit  or
                 proceeding) is asserted  by  such director, officer
                 or  controlling  person   in  connection  with  the
                 securities being  registered,  the Registrant will,
                 unless in the opinion of its counsel the matter has
                 been settled by controlling  precedent, submit to a
                 court  of  appropriate  jurisdiction  the  question
                 whether  such  indemnification  by  it  is  against
                 public policy as expressed  in  the Act and will be
                 governed by the final adjudication of such issue.








                             SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on the 28th day of September, 1999.


                     MAXICARE HEALTH PLANS, INC.


                     By:     /s/ Richard A. Link
                         -----------------------------------------
                             Richard A. Link
                             Chief Operating Officer and
                             Chief Financial Officer
                             (Principal Financial Officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below appoints Richard A. Link and Paul R. Dupee, Jr., and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

          Signature                  Title                Date
          ---------                  -----                ----


    /s/ Paul R. Dupee, Jr.     Chief Executive      September 28, 1999
    ----------------------     Officer and          ------------------
      Paul R. Dupee, Jr.       Chairman of the            Date
                               Board of Directors
                               (Principal
                               Executive Officer
                               and Director)








        Signature                  Title                  Date
        ---------                  -----                  ----

    /s/ Richard A. Link        Chief Operating      September 28, 1999
    ----------------------     Officer and Chief    ------------------
        Richard A. Link        Financial Officer          Date
                               (Principal
                               Financial Officer
                               and Principal
                               Accounting Officer)


    /s/ George H. Bigelow         Director          September 28, 1999
    ----------------------                          ------------------
        George H. Bigelow


    /s/ Claude S. Brinegar        Director          September 28, 1999
    --------------------------                      ------------------
        Claude S. Brinegar                                Date


    /s/ Florence F. Courtright    Director          September 28, 1999
    --------------------------                      ------------------
        Florence F. Courtright                            Date


    /s/ Robert M. Davies          Director          September 28, 1999
    --------------------------                      ------------------
        Robert M. Davies                                  Date



    /s/ Thomas W. Field, Jr.      Director          September 28, 1999
    --------------------------                      ------------------
        Thomas W. Field, Jr.                              Date


    /s/ Elwood I. Kleaver         Director          September 28, 1999
    --------------------------                      ------------------
        Elwood I. Kleaver                                 Date


    /s/ Dr. Charles E. Lewis      Director          September 28, 1999
    --------------------------                      ------------------
        Dr. Charles E. Lewis                              Date


    /s/ Simon J. Whitmey          Director          September 28, 1999
    --------------------------                      ------------------
        Simon J. Whitmey                                  Date






                          INDEX TO EXHIBITS



        Sequentially
Exhibit   Numbered
 Number     Page      Description

    4.1               Form  of  Certificate  of  New  Common  Stock of
                      Maxicare Health Plans, Inc.*

    5.2  18 of 22     Opinion of Jeffer, Mangels, Butler & Marmaro LLP

   24.4  21 of 22     Consent of Ernst & Young LLP

   25.1               Power of Attorney -- see Signature Page




* Incorporated by reference from the Company's Registration Statement on Form 10, declared effective March 18, 1991, in which this exhibit bore the same exhibit number.
